BestNet Communications Corp. Bylaws adopted on November 5, 2004

                                                                     Exhibit 3.7


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                          BestNet Communications Corp.

               (AS AMENDED AND RESTATED THROUGH NOVEMBER 5, 2004)



                             ARTICLE I. SHAREHOLDERS


     Section 1.1 Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held each year on a date within six months of the end of the fiscal year of the corporation, with a specific date and time to be determined from time to time by the Board of Directors. The failure to hold an annual meeting at the time stated in these bylaws does not affect the validity of any corporate action. At each annual meeting of shareholders, the shareholders shall elect a class of directors as set forth in Section 2.1 hereof and in the Corporation's Articles of Incorporation, and transact such other business as may properly be brought before the meeting. No business may be transacted at an annual meeting of shareholders other than business that is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the corporation (i) who is a shareholder on the date of the giving of the notice provided for in Section 1.4 hereof and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in Section 1.12 hereof.

     Section 1.2 Special Meetings. Special meetings of the shareholders may be held upon call of the Board of Directors or of the President and shall be called by the Board of Directors or the President upon the delivery of a written request of the holders of twenty percent of the outstanding stock entitled to vote to the Secretary of the Corporation.

     Section 1.3 Meeting Place. All meetings of the shareholders shall be held at a location determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

     Section 1.4 Notice of Meetings. Written notice of the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered personally or mailed not less than 15 days nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote, at the address appearing upon the stock transfer books of the Corporation. If the shareholders will be voting on (i) an amendment to the Articles of Incorporation, (ii) a plan of merger or share exchange, (iii) the sale of all or substantially all of the Corporation's assets, or (iv) the dissolution of the Corporation, notice shall be delivered personally or mailed

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         BestNet Communications Corp. Bylaws adopted on November 5, 2004 not less than 20 nor more than 60 days before the date of the meeting. Meetings may be held without notice if all shareholders entitled to vote are present or represented by proxy or if notice is waived by those not present or so represented at the beginning of the meeting.

     Section 1.5 Waiver of Notice. Notice of time, place and purpose of any meeting may be waived in writing before or after the time of the meeting, and will be waived by any shareholder by his or her attendance at such meeting in person or by proxy unless at the beginning of the meeting such shareholder objects to the meeting or the transaction of business at such meeting. Any shareholder waiving his or her right to notice shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

     Section 1.6 Quorum. Except as otherwise required by law:

     (a) A quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding shares of the Corporation entitled to vote at such meeting. If a quorum is not present, the holders of a majority of the shares so present or represented may adjourn the meeting from time to time until a quorum is present.

     (b) Action on a matter other than the election of directors is approved if the votes cast favoring the action exceed the number of votes cast opposing the action.

     Section 1.7 Organization of Meetings. Meetings of the shareholders shall be presided over by the President, but if the President is not present, then by a Vice President. If neither the President nor a Vice President is present, by a chairman to be chosen at the meeting, The Secretary of the Corporation shall act as Secretary of the meeting, if present.

     Section 1.8 Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation or other officer of the Corporation or agent authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in such proxy. Any proxy regular on its face shall be presumed to be valid.

     Section 1.9 Shareholders' Action Without Meeting. Any action required or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     Section 1.10 Action of Shareholders by Communication Equipment. Shareholders may participate in a meeting of shareholders by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     Section 1.11 List of Shareholders. At least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made. Such list shall be arranged in alphabetical order with the address of and number of shares held by each shareholder. Such record shall be kept on file at the principal office of the Corporation for a period of ten days prior to such meeting. The record shall be produced and kept open at the time and place of such meeting for the inspection of any shareholder. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

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         BestNet Communications Corp. Bylaws adopted on November 5, 2004


     Section 1.12 Notice of Shareholder Business to be Conducted at the Annual Meeting of Shareholders. In order for a shareholder to properly bring any item of business before an annual meeting of shareholders, such shareholder must give timely notice thereof in proper written form to the Secretary of the Corporation. This Section 1.12 shall constitute an "advance notice provision" for purposes of Rule 14a-4(c)(1), promulgated under the Securities Exchange Act of 1934, as such rule may be amended from time to time (the "Exchange Act").

     (a) To be timely, a shareholder's notice to the Secretary must be delivered at the principal executive offices of the Corporation not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the date of the immediately preceding annual meeting of shareholders, notice by the shareholder must be received no later than the close of business on the tenth
(10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

     (b) To be in proper form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     (c) A shareholder intending to nominate one or more persons for election as a Director at an annual meeting must comply with the notice provisions set forth in Section 1.12(a) and Section 1.12(b) hereof (as such provisions may be amended from time to time) for such nomination or nominations to be properly brought before such meeting. In addition, for a nomination to be made properly by a shareholder, the notice to the Secretary of the Corporation must set forth (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person being nominated, (B) the principal occupation or employment of the person being nominated, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person being nominated and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice, any information (in addition to the information required pursuant to Section 1.12
(a) and Section 1.12(b) hereof) relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

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         BestNet Communications Corp. Bylaws adopted on November 5, 2004


                              ARTICLE II. DIRECTORS


     Section 2.1 Number, Election, and Powers.

     (a) All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors, except as may be otherwise provided in the Articles of Incorporation. The Board of Directors shall consist of five members. The number of directors may be changed by a resolution of the Board of Directors or by a vote of the shareholders at the annual shareholders' meeting.

     (b) Directors shall be elected at the annual meeting of the stockholders, and except as provided in Sections 2.2 or 2.4 of this Article II, each director elected shall hold office until his successor is elected and qualified.

     (c) Directors need not be shareholders or residents of the state of Nevada. In addition to the powers and authorities expressly conferred upon the Corporation by these Bylaws and the Articles of Incorporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     Section 2.2 Vacancies. Any vacancy occurring in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill any vacancy shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

     Section 2.3 Quorum. A majority of the members of the Board of Directors then holding office shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

     Section 2.4 Removal of Directors. Except as otherwise provided by law or by the Articles of Incorporation, at a meeting of shareholders called expressly for that purpose at which a quorum exists, the entire Board of Directors or any member thereof may be removed with or without cause by a vote of the holders of a majority of the shares present and entitled to vote for the election of directors.

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         BestNet Communications Corp. Bylaws adopted on November 5, 2004


     Section 2.5 Regular Meetings.

     (a) Meetings of the Board of Directors shall be held from time to time at the principal place of business of the Corporation or at such other place or places, either within or without the state of Nevada as the Board of Directors may from time to time designate.

     (b) Regular meetings of any committee designated by the Board of Directors may be held at the principal place of business of the Corporation or at such other place or places, either within or without the state of Nevada as such committee may from time to time designate. The schedule for meetings of any committee shall be set by said committee.

     Section 2.6 Special Meetings.

     (a) Special meetings of the Board of Directors may be called at any time by the President, or by any two Directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate.

     (b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

     Section 2.7 Notice of Special Meetings. Notice of each special meeting of the Board of Directors shall be delivered to each Director at least two days before the meeting. The notice of any special meeting shall identify the business to be transacted at or the purpose of the special meeting.

     Section 2.8 Committees. The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board of Directors, appoint various committees consisting of two or more members, including an Executive Committee, which shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing such committee. A majority of any such committee, composed of more than two members, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power at any time to change the members of any such committee, to fill vacancies, and to discharge any such committee.

     Section 2.9 Actions by Directors Without a Meeting. Any action required or which might be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall be filed in the Corporation's minute book, or with the records of the committee so acting.

     Members of the Board of Directors or any committee designated by the Bylaws or appointed by the Board of Directors may participate in a meeting of such Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

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         BestNet Communications Corp. Bylaws adopted on November 5, 2004


                       ARTICLE III. CONFLICTS OF INTEREST


The Corporation may enter into contracts and otherwise transact business as vendor, purchaser, or otherwise, with its directors and officers and with corporations, associations, firms, and entities in which they are or may be or become interested as directors, officers, shareholders, members, or otherwise, as freely as though such adverse interest did not exist, even though the vote, action, or presence of such director or officer may be necessary to obligate the Corporation upon such contracts or transactions; and, in the absence of fraud, no such contract or transaction shall be voided and no such director or officer shall be held liable to account to the Corporation, by reason of such adverse interests or by reason of any fiduciary relationship to the Corporation arising out of such office or stock ownership, for any profit or benefit realized through any such contract or transaction; provided that in the case of directors, such director makes the disclosures required by Article 78, Nevada Revised Statutes, and in the case of officers of the Corporation the nature of the interest of such officer, be disclosed or known to the Board of Directors of the Corporation.




                              ARTICLE IV. OFFICERS


     Section 4.1 Election or Appointment. The Board of Directors, as soon as practicable after the election of directors held each year, shall appoint a President and a Secretary, and from time to time may appoint a Chairman of the Board, one or more Vice Presidents, a Treasurer and such Assistant Secretaries, Assistant Treasurers and other officers as it may deem proper. Any two or more offices may be held by the same person, except the offices of President and Secretary. Unless otherwise required by law, no officer need be a shareholder of the Corporation or a member of the Board of Directors.

     Section 4.2 Term. The term of office of all officers shall be one year or until their respective successors are appointed. Any officer may be removed from office at any time by the affirmative vote of a majority of the Board of Directors or by the action of the duly appointed superior officer to whom he or she reports. The vacancy so created may be filled by the Board of Directors or by such duly appointed superior officer.

     Section 4.3 Removal. Any officer appointed by the Board of Directors may be removed with or without cause by the Board of Directors or the duly appointed superior officer to which such officer reports, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause, may be filled by the Board of Directors or by a duly appointed superior officer.

     Section 4.5 Delegation. In the case of the absence or inability to act of any officer of the Corporation and of any person herein authorized to act in such person's place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, employee or agent.

     Section 4.6 Bonds. The Board of Directors may, by resolution, require any or all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

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         BestNet Communications Corp. Bylaws adopted on November 5, 2004


     Section 4.7 President. The President shall be the principal executive officer of the Corporation and, subject to the Board of Directors' control, shall supervise and control all of the business and affairs of the Corporation. When present, the President shall preside over all meetings of shareholders and directors. With the Secretary or other officer of the Corporation authorized by the Board of Directors, he may sign certificates for shares of the Corporation, deeds, mortgages, bonds, contracts, or other instruments that the Board of Directors has authorized to be executed, except when the signing and execution thereof has been expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or is required by law to be otherwise signed or executed by some other officer or in some other manner. In general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 4.8 Secretary. The Secretary shall: (a) keep the minutes of shareholders' and Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) have responsibility for maintaining the corporate records and the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) sign with the President or other officer of the Corporation authorized by the Board of Directors certificates for shares of the Corporation, the issuance of which have been authorized by resolution of the Board of Directors; (e) have general responsibility for the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

     Section 4.9 Treasurer. The Treasurer shall (a) have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors (b) disburse the funds of the corporation as may be ordered by the board of directors taking proper vouchers for such disbursements, and (c) render to the president and the board of directors, at the regular meetings of the board, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

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         BestNet Communications Corp. Bylaws adopted on November 5, 2004


                ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS


     Section 5.1 Contracts. The Board of Directors may authorize any officer, employee or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation.

     Section 5.2 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer, employee or agent of the Corporation and in such manner as is from time to time determined by resolution of the Board of Directors.




             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER


     Section 6.1 Issuance of Shares. No shares of the Corporation shall be issued unless authorized by the Board of Directors. Such authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. No certificate shall be issued for any share until such share is fully paid.

     Section 6.2 Certificates for Shares. Certificates representing shares of the Corporation shall be signed by the Chairman of the Board or the President and by the Secretary and shall include on their face written notice of any restrictions that the Board of Directors may impose on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     Section 6.3 Transfers.

          (a) Transfers of shares shall be made only upon the share transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

          (b) Shares shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation. The Board of Directors may, by resolution, adopt appropriate procedures to allow transfers of shares, the certificates for which have been lost, stolen, mutilated or destroyed.

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         BestNet Communications Corp. Bylaws adopted on November 5, 2004


     Section 6.4 Restrictions on Transfer. All certificates representing unregistered shares of the Corporation shall bear an appropriate restrictive legend on the face of the certificate or on the reverse of the certificate.


                                ARTICLE VII. SEAL

     The seal of this Corporation shall consist of the name of the Corporation and the state and year of its incorporation.


                          ARTICLE VIII. INDEMNIFICATION

     Section 8.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or, being or having been such a director, officer, employee or agent, he or she is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the full extent authorized by applicable law, as the same exists or may hereafter be amended, against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that except as provided in Paragraph 8.2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Paragraph 8.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, employee, or agent, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee, or agent is not entitled to be indemnified under this Paragraph 8.1 or otherwise.

     Section 8.2 Right of Claimant To Bring Suit. If a claim under Paragraph 8.1 of this article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this article upon submission of a written claim (and, in

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         BestNet Communications Corp. Bylaws adopted on November 5, 2004 an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the Corporation) and thereafter the Corporation shall have the burden of proof to overcome the presumption that the claimant is not so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of, or reimbursement or advancement, of expenses to the claimant is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

     Section 8.3 Rights Non-exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

     Section 8.4 Insurance Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Nevada Business Corporation Act. The Corporation may enter into contracts with any director, officer, employee, or agent of the Corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this article.

     Section 8.5 Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the Corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Nevada Business Corporation Act or otherwise.


                          ARTICLE IX. BOOKS AND RECORDS


The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records, and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

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         BestNet Communications Corp. Bylaws adopted on November 5, 2004


                              ARTICLE X. AMENDMENTS


     Except to the extent prohibited by law, and only upon a vote of two-thirds of the Board of Directors, these Bylaws may be altered, amended or repealed, and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors; provided that notice shall be given of such purpose.



Amended on November 5, 2004

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